Calculation of Filing Fee Tables
S-3
LSI INDUSTRIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 200,000,000.00	0.0001531	$ 30,620.00
Fees to be Paid	2	Equity	Common Stock	Other	1,534,819	$ 23.39	$ 35,899,416.41	0.0001531	$ 5,496.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock	415(a)(6)						S-3	333-267377	09/20/2022
Carry Forward Securities		Equity	Preferred Stock	415(a)(6)						S-3	333-267377	09/20/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-267377	09/20/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-267377	09/20/2022
Carry Forward Securities		Unallocated (Universal) Shelf		415(a)(6)						S-3	333-267377	09/20/2022	$ 2,836.00
			Total Offering Amounts:				$ 235,899,416.41		$ 36,116.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 2,836.00
			Net Fee Due:						$ 33,280.20
Offering Note
[1]	(1) An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, as shall have an aggregate initial offering price not to exceed $200,000,000. Separate consideration may or may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

[2]	Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of the registrants common stock on September 5, 2025, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-267377	09/09/2022		$ 2,836.00
Fee Offset Sources		LSI INDUSTRIES, INC.	S-3	333-267377		09/09/2022						$ 2,836.00
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $100,000,000 registered hereunder are unsold securities (the "Unsold Securities") previously covered by the registrant's registration statement on Form S-3 (File No. 333-267377) which was initially filed with the Securities and Exchange Commission on September 9, 2022 and became effective on September 20, 2022 (the "Prior Registration Statement"), and are included in this registration statement. The offering of the unsold securities registered under such Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. The Registrant paid a filing fee of $2,836 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. The Registrant offsets the $36,116.20 registration fee for this Registration Statement with the $2,836 fee the Registrant paid in 2022. After the application of this fee offset, the Registrant's net fee due for this Registrant Statement is $33,280.20.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A